 Exhibit 10.4

AMENDED & RESTATED RESEARCH & DEVELOPMENT AGREEMENT

THIS AMENDED & RESTATED RESEARCH & DEVELOPMENT AGREEMENT (the “Agreement”) is entered into on June 30, 2014 (the “Effective Date”) by and between Corruven, Inc., a Nevada corporation ("Company") and Corruven Canada, Inc., a New Brunswick, Canada corporation (“Consultant”) (The Consultant and the Company may be referred to hereinafter individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, on or about January 5, 2010, the Parties entered into a Research & Development Agreement (the “Initial R&D Agreement”) relating to the Consultant undertaking a research project with the Company with the goal of developing commercial applications for the Patents (as defined below);

WHEREAS, on or about June 5, 2010, the Parties entered into a First Amended Research and Development Agreement (the “First Amended R&D Agreement,” and collectively with the Initial R&D Agreement, the “Original R&D Agreement”) amending the terms and conditions of the Initial R&D Agreement;

WHEREAS, the Parties wish to amend and restate the Original R&D Agreement, in its entirety, to replace all terms, conditions and obligations of the Parties in relation to the Original R&D Agreement as further described and outline herein;

WHEREAS, the Consultant is the owner of certain valuable patents and patent applications relating to materials, methods and devices relating to their CorruvenTM wood panels including United States Patent Application No.: 61/118,532; Canada Patent Application No.: 2,650,873; International Patent Application No. PCT/CA2009/001739; and Canada Trademark Application No.: 1420103 (the “Patents”);

WHEREAS, in connection with and as an inducement to enter into this Agreement, the Parties have entered into an Intellectual Property License Agreement wherein the Consultant has granted the Company an exclusive license to the Patents and all products derived from the Patents (the “IP Agreement,” a copy of which has been attached hereto as Exhibit A);

WHEREAS, the Company desires to have the Consultant undertake a research project with the goal of developing commercial applications for the Patents (the “Research”);

WHEREAS, the Research program contemplated by this Agreement is of mutual interest and benefit to Consultant and Company, and will further Company’s ability to market products deriving from the Patents;

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          Statement of Work. Consultant agrees to perform all Research related to developing commercial applications of the Patents, with such Research to be determined from time to time by mutual consent of both Parties.

2.          Term. This Agreement is effective for the period commencing on the Effective Date and continuing indefinitely until terminated pursuant to this Agreement (the “Term”).

3.          Research & Development Costs. The Company shall deliver to the Consultant cash payments payable in United States Dollars (the “R&D Payments”) on an “as needed” basis. Throughout the Term of this Agreement, R&D Payments shall be requested by the Consultant in writing on a periodic basis. The Company shall deliver each requested R&D Payment within thirty (30) days of such request. Any R&D Payments delivered to the Consultant shall be used for the sole purpose of Research and development of products deriving from the Patents.

4.          Development Fee; Compensation. In addition to the R&D Payments to be used for the sole purpose of Research and development of products deriving from the Patents, the Company shall compensate the Consultant for the work provided herein through the delivery of a cash payment payable in United States Dollars equal to two percent (2%) of the Company’s net sales proceeds derived from any products stemming from the Research & Patents (the “Development Fees”).

5.          Title to Equipment. In the event that Consultant purchases equipment, including equipment purchased with the R&D Payments or Development Fees, title to such equipment will vest in Consultant upon purchase.

6.          Termination. This Agreement may be terminated by either party at any time upon the receipt of ninety (90) days written notice to the other party. In addition, if Company fails to make any payment required hereunder, this Agreement shall terminate on the thirtieth (30th) day following notice of such failure, unless payment is received before such thirtieth (30th) day. Upon notification, Consultant shall proceed in an orderly fashion to limit or terminate any outstanding commitments and/or to conclude the Research.

7.          Use of Research Results and Product Liability. To the extent it would otherwise be liable under applicable law, the Company agrees to hold harmless, indemnify and defend Consultant from all liabilities, demands, damages, expenses and losses arising out of use by the Company, or by any party acting on behalf of or under authorization from the Company, or out of any use, sale of other disposition by the Company, or by any party acting on behalf of or under authorization from the Company, of products made by use of the results of the Research performed hereunder. The provisions of this paragraph shall survive termination.

8.          Miscellaneous Terms.

8.1           Entire Agreement.   Each Party has the full right, power and authority to execute, deliver and perform this Agreement. This Agreement sets forth the entire legal agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements (including, but not limited to the Original R&D Agreement in its entirety) arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

8.2           Independent Contractor. Each Party shall be deemed to be an independent contractor of the other Party, and neither shall be considered an agent, employee, joint venture or partner of the other. Neither Party shall have authority to make warranties or representations or enter agreements on behalf of the other, nor shall either Party be bound by the acts, statements or conduct of the other.

8.3           Notices.    Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof.

8.4           Waiver and Amendment.    Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

8.5           Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

8.6           Attorneys’ Fees. Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

8.7           Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

8.8           Severability. Should any term, provision, or other portion hereof be held by any court of competent jurisdiction to be unenforceable or invalid for any reason, the remainder hereof shall be unaffected by such holding and shall be given full force and effect.

8.9           Assignment. This Agreement and any interest therein shall be assignable or transferable by either Party upon written consent by both Parties.

8.10         E-mail and Facsimile Signatures. The Parties hereby mutually agree that this Agreement may be executed by e-mail or facsimile signatures of any one or more Parties, each of which shall have the same legal and binding force and effect as ribbon original signatures.

8.11         Conflicts of Interest. The Parties understand and acknowledge that due to the fact several individuals maintain director and officer positions of both the Company and the Consultant, inherent conflicts of interest exist at the time of execution of this Agreement, and future conflicts of interest may arise at future dates. The Parties have been advised of and agree to waive such current conflicts of interest as they exist as of the Effective Date. Disclosure of future conflicts of interest may be made in writing or through oral communication. Acknowledgement of future conflicts of interest and each Party’s waiver of any cause of action against the other Party related to such conflict of interest may be made in writing or through oral communication.

8.12         Joint Drafting and Exclusive Agreement. This Agreement and the IP Agreement are the only Agreements executed by and between the Parties related to the subject matter described herein. There are no additional oral agreements or other understandings related to subject matter described herein. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement. The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

8.13         Acknowledgments and Assent. The Parties acknowledge that they have been given at adequate time to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amended & Restated Research and Development Agreement to be executed as of the date and year first above written.

CONSULTANT	COMPANY

CORRUVEN CANADA, INC.	CORRUVEN, INC.

A New Brunswick corporation	A Nevada corporation

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By:	By:
Its:	Its:

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

EXHIBIT A

Intellectual Property License Agreement